UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 3, 2014, to be effective as of December 15, 2014 (the “Effective Date”), the board of directors (the “Board”) of Eagle Rock Energy G&P, LLC (the “Company”), the general partner of the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), promoted Mr. Robert M. Haines, age 56, from Vice President to Senior Vice President. The Board also ratified and confirmed, as of the Effective Date, its prior appointment of Mr. Haines, effective May 30, 2014, to the offices of Chief Financial Officer and Treasurer of the Company. Following the Effective Date, Mr. Haines will hold the offices of Senior Vice President, Chief Financial Officer and Treasurer.

From January 29, 2010 until May 30, 2014, Mr. Haines served as Vice President - Upstream Controller of the Company. From May, 2008 to November, 2009, Mr. Haines served as the Chief Financial Officer of Beryl Oil & Gas LP, an oil and gas exploration and production company.  From May 2004 to November, 2007, Mr. Haines served as Manager of Planning and Budgets for Pogo Producing Company, an oil and gas production company. Mr. Haines holds a degree in Business Administration from Illinois State University, and is a Certified Public Accountant. Mr. Haines has no family relationship with any director or executive officer of the Company.

Haines Compensatory Arrangements

In connection with Mr. Haines’ promotion, the Board has approved an increase to Mr. Haines’ base salary to $305,000 annually, effective the Effective Date. The Board also confirmed and ratified Mr. Haines’ Target Bonus Percentage at 75%, as such term is defined in the Eagle Rock Energy G&P, LLC 2014 Short Term Incentive Bonus Plan (the “Plan”). The Plan was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on February 28, 2014 and is incorporated by reference herein.

In addition, the Board authorized the Company to grant to Mr. Haines 17,000 restricted common units (the “Restricted Units”) on the Effective Date, and enter into a related Restricted Unit Award Agreement in connection with the grant of the Restricted Units.  The form of Restricted Unit Award Agreement is filed as Exhibit 10.3 to the Partnership’s Current Report on Form 8-K filed on August 20, 2014, and is incorporated by reference herein. The Restricted Units will vest in equal installments over a three year period (on November 15th of each of 2015, 2016 and 2017), all subject to the terms and restrictions of the Restricted Unit Award Agreement.

Also in connection with Mr. Haines’ promotion, the Board authorized the Partnership to amend on the Effective Date the Executive Change of Control Agreement with Mr. Haines, a form of which is filed as Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on July 28, 2010 and incorporated herein by reference, to reflect an increase in benefits provided to Mr. Haines from the Vice President level to the Senior Vice President level, as set forth in the Company’s Executive Change of Control Agreement Policy, which is filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on July 28, 2010 and incorporated herein by reference.

Finally, as the Partnership previously reported on a Form 8-K filed May 16, 2014, the Partnership entered into a Supplemental Indemnification Agreement (the “Indemnification Agreement”) with Mr. Haines in substantially the form filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on December 30, 2009, which form is incorporated by reference herein.  The Indemnification Agreement provides for indemnification coverage if a person serving the Partnership or the Company, at the request of the Company (the “Indemnitee”), becomes involved in litigation proceedings. The Indemnitee may request advancement of expenses upon delivery of an undertaking to the Company that the Indemnitee will reimburse the Company for the expenses if it is determined that the Indemnitee is not entitled to the expenses. The Indemnitee also may request that independent counsel determine whether the Indemnitee is entitled to indemnification. If not requested, the disinterested Board members will make the determination of entitlement, or the Board will appoint independent counsel. The Indemnitee is entitled to indemnification to the fullest extent of the applicable Delaware law unless the Indemnitee’s conduct was knowingly fraudulent, not in good faith or constituted willful misconduct, or, in the case of a criminal matter, was knowingly unlawful or was otherwise covered by insurance payments. Although the indemnification obligations of the Partnership under the Supplemental Indemnification Agreements are intended to be supplemental to the indemnification provided under the Second Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”), the general indemnification standard is substantively no different than that provided under the Partnership Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

By:	Eagle Rock Energy G&P, LLC,
its general partner

By: /s/ Charles C. Boettcher_____________________
Charles C. Boettcher
Senior Vice President and General Counsel

Dated: December 8, 2014